EXHIBIT 23(b)
Xerox Corporation

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-219773) and Form S-8 (Nos. 333-187663, 333-189290 and 333-167922) of Xerox Corporation of our report dated February 28, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/S/ PRICEWATERHOUSECOOPERS LLP
Stamford, Connecticut
February 28, 2020